                                                                    EXHIBIT 99.2

CHRYSLER FINANCIAL
DAIMLERCHRYSLER AUTO TRUST 2000-A                                                                       DISTRIBUTION DATE: 08-JAN-01
MONTHLY SERVICER'S CERTIFICATE (GT)                                                                                      Page 1 of 2
------------------------------------------------------------------------------------------------------------------------------------

Payment Determination Statement Number                                        10
Distribution Date                                                      08-Jan-01

DATES COVERED                              FROM AND INCLUDING                 TO AND INCLUDING
-------------                              ------------------                 ----------------
     Collections Period                           01-Dec-00                         31-Dec-00
     Accrual Period                               06-Dec-00                         07-Jan-01
     30/360 Days                                         30
     Actual/360 Days                                     33
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
                                             NUMBER OF
COLLATERAL POOL BALANCE DATA                 ACCOUNTS                                $ AMOUNT
----------------------------                 --------                                --------
Pool Balance - Beginning of Period             114,224                            1,550,366,720.23
Collections of Installment Principal                                                 28,740,221.13
Collections Attributable to Full Payoffs                                             14,922,616.89
Principal Amount of Repurchases                                                               0.00
Principal Amount of Gross Losses                                                      3,054,300.90
                                                                                  ----------------

Pool Balance - End of Period                   111,616                            1,503,649,581.31
                                                                                  ================
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
POOL STATISTICS                                                                      END OF PERIOD
---------------                                                                      -------------
Initial Pool Balance (Pool Balance at the Purchase Date)                          2,076,965,804.62
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                              72.40%

Ending O/C Amount                                                                    78,941,603.02
Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                      105.54%

Cumulative Net Losses                                                                 7,511,723.07
Net Loss Ratio (3 mo. Weighted Avg.)                                                       0.94930%
Cumulative Recovery Ratio                                                                    55.18%
60+ Days Delinquency Amount                                                           6,344,047.96
Delinquency Ratio (3 mo. Weighted Avg.)                                                    0.41120%

Weighted Average APR                                                                         8.923%
Weighted Average Remaining Term (months)                                                     47.50
Weighted Average Seasoning (months)                                                          13.48

CHRYSLER FINANCIAL
DAIMLERCHRYSLER AUTO TRUST 2000-A                                                                       DISTRIBUTION DATE: 08-JAN-01
MONTHLY SERVICER'S CERTIFICATE (GT)                                                                                      PAGE 2 OF 2
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

CASH SOURCES
------------
     Collections of Installment Principal        28,740,221.13
     Collections Attributable to Full Payoffs    14,922,616.89
     Principal Amount of Repurchases                      0.00        O/C RELEASE
     Recoveries on Loss Accounts                  1,685,409.44        -----------
     Collections of Interest                     10,384,247.47        Original O/C Amount                              94,182,804.62
     Investment Earnings                             26,779.90
     Reserve Account                              4,956,957.50        Cumulative O/C Release (beginning)               34,274,353.42
                                                 -------------        O/C Release       (Prospectus pg S17)             2,062,754.40
                                                                                                                       -------------
     TOTAL SOURCES                               60,716,232.33        Cumulative O/C Release (ending)                  36,337,107.82
                                                 =============                                                         =============
CASH USES
---------
     Servicer Fee                                 1,291,972.27
     Note Interest                                8,140,059.03
     Reserve Fund                                 4,956,957.50
     O/C Release to Seller                        2,062,754.40
     Note Principal                              44,264,489.13
                                                 -------------
     TOTAL CASH USES                             60,716,232.33
                                                 =============


ADMINISTRATIVE PAYMENT
----------------------
Total Principal and Interest Sources             60,716,232.33
Investment Earnings in Trust Account                (26,779.90)
Cash Reserve in Trust Account                    (4,956,957.50)
Servicer Fee (withheld)                          (1,291,972.27)
O/C Release to Seller                            (2,062,754.40)
                                                 -------------
     PAYMENT DUE TO TRUST ACCOUNT                52,377,768.26
                                                 =============


                                         Beginning           Ending         Principal    Principal per    Interest    Interest per
                                          Balance            Balance         Payment       $1000 Face      Payment     $1000 Face
                                      ----------------  ----------------  -------------  -------------  ------------  ------------
NOTES & CERTIFICATES
Class A-1  408,429,000.00 @ 6.07%                 0.00              0.00           0.00     0.0000000           0.00    0.0000000
Class A-2  655,000,000.00 @ 6.76%       549,618,467.42    505,353,978.29  44,264,489.13    67.5793727   3,096,184.03    4.7269985
Class A-3  405,000,000.00 @ 7.09%       405,000,000.00    405,000,000.00           0.00     0.0000000   2,392,875.00    5.9083333
Class A-4  440,000,000.00 @ 7.23%       440,000,000.00    440,000,000.00           0.00     0.0000000   2,651,000.00    6.0250000
Certificates                             74,354,000.00     74,354,000.00           0.00     0.0000000           0.00
                                      ----------------  ----------------  -------------                 ------------
    Total Securities                  1,468,972,467.42  1,424,707,978.29  44,264,489.13                 8,140,059.03
                                      ================  ================  =============                 ============